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                                  Exhibit 5.1
                                  -----------
                               October 26, 1998

IAT Multimedia, Inc.
Geschaftshaus Wasserschloss
Aarestrasse 17
CH-5300 Vogelsang-Turgi

Gentlemen:

     You have requested our opinion with respect to the offering and sale by certain stockholders of the Company (the "Selling Stockholders") of an aggregate of 2,367,082 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock") including 203,255 shares of Common Stock which are issued and outstanding, (ii) 480,000 shares of Common Stock which are issuable upon exercise of options ("Options"); (iii) 423,241 shares of Common Stock which may be issuable upon exercise of warrants ("Warrants"); and (iv) 1,260,586 shares of Common Stock which are issuable upon conversion of debentures, including any accrued interest thereon, ("Debentures") of IAT Multimedia, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form S-3 (No. 333-64111) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act").

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of officers and responsible employees and agents of the Company.

     Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and that the outstanding Shares have been, and the Shares issuable upon exercise of the Options, Warrants and Debentures, including accrued interest thereon, will be, when sold, paid for and issued as contemplated by the terms of the Options, Warrants, and Debentures, respectively, duly and validly issued and fully paid and nonassessable.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as counsel to the Company in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                  Very truly yours,

                                  /s/ BACHNER, TALLY, POLEVOY & MISHER LLP

                                  BACHNER, TALLY, POLEVOY & MISHER LLP